EXHIBIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-31265, 33-30697, 33-44115, 33-31819,
33-23504, 33-07499, 2-89925, 33-10106, 33-38044, 33-16987, 33-62603) of Compaq
Computer Corporation of our report dated January 21, 1997, appearing on page 54 of the Annual Report to Stockholders which is incorporated in the Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of this Form 10-K.


/s/  PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Houston, Texas
August 27, 1997